EXHIBIT 21

       	       PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
		                FOR FISCAL YEAR ENDED DECEMBER 31, 1996



Subsidiaries of Peoples Bancorp Inc.
------------------------------------
  The following are the only subsidiaries of Peoples Bancorp Inc.:


                                                 							Jurisdiction
                                                 							     of
Name of Subsidiary                                      Incorporation
----------------------------------------------------    -------------
The Peoples Banking and Trust Company                       Ohio

The First National Bank of Southeastern Ohio            United States
 ("First National Bank")
   Northwest Territory Life Insurance Agency, Inc.          Ohio
     (Subsidiary of First National Bank)
   Northwest Territory Property & Casualty Life             Ohio
     Insurance Agency, Inc. (Subsidiary of
     First National Bank)

The Northwest Territory Life Insurance Company            Arizona

Russell Federal Savings Bank                            United States